UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 21, 2008
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691

(Address of principal executive offices)	(Zip Code)
(949) 487-9500
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 21, 2008, The Ensign Group, Inc. (the “Company”), certain of its subsidiaries as either Borrowers (the “Borrowers”) or Guarantors (the “Guarantors”) and General Electric Capital Corporation (“GECC”) as Lender entered into the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”). The Loan Agreement amends and restates the Amended and Restated Loan and Security Agreement dated as of March 25, 2004, as amended, among the Company, certain of its subsidiaries and GECC (the “Prior Loan Agreement”).
     Under the Loan Agreement, the Borrowers may borrow up to the lesser of (i) $50.0 million or (ii) 85% of eligible accounts receivable. The Loan Agreement also includes a sub-facility for letters of credit. Loans under the Loan Agreement will bear interest (at the Borrowers’ option) at either (i) the Base Rate plus 1.00%, (ii) the LIBOR rate plus 2.50% or (iii) the Adjusted Monthly LIBOR rate plus 2.50%, each rate as defined in the Loan Agreement.
     The Loan Agreement will terminate and all amounts owing thereunder shall be due and payable on February 21, 2013, unless earlier terminated pursuant to the terms of the Loan Agreement. The Loan Agreement contains customary affirmative and negative covenants, including limitations on:
•	certain indebtedness;

•	certain investments, loans and advances;

•	certain sales or other dispositions of assets;

•	certain liens and negative pledges;

•	certain mergers, consolidations, liquidations and dissolutions;

•	changes of control (as defined in the Loan Agreement);

•	certain sale and leaseback transactions without GECC’s consent;

•	dividends and distributions during the existence of an event of default;

•	guarantees and other contingent liabilities;

•	affiliate transactions that are not in the ordinary course of business; and

•	certain changes in capital structure.
     The Loan Agreement also contains certain financial covenants related to Capital Expenditures, Net Worth and Fixed Charge Coverage Ratio, each as defined in the Loan Agreement. A violation of these or other representations or covenants of ours could result in a default under the Loan Agreement and could possibly cause all amounts owed by the Company, including amounts due under other agreements with GECC, to be declared immediately due and payable.
     In connection with the Loan Agreement, the Borrowers granted a first priority security interest to GECC in, among other things: (1) all accounts, accounts receivable and rights to payment of every kind, contract rights, chattel paper, documents and instruments with respect thereto, and all rights, remedies, securities and liens in, to, and in respect of the Borrowers’ accounts, (2) all moneys, securities, and other property and the proceeds thereof under the control of the Lender and its affiliates, (3) all right, title and interest in, to and in respect of all goods relating to or resulting in accounts, (4) all deposit accounts into which the Borrowers’ accounts are deposited, (5) general intangibles and other property of every kind relating to the Borrowers’ accounts, (6) all other general intangibles, including, without limitation, proceeds from insurance policies, intellectual property rights, and goodwill, (7) inventory, machinery, equipment, tools, fixtures, goods, supplies, and all related attachments, accessions and replacements, and (8) proceeds, including insurance proceeds, of all of the foregoing. In the event of default under the Loan Agreement, GECC has the right to take possession of the foregoing with or without judicial process.
     On the same date, pursuant to the Loan Agreement, the Borrowers made an Amended and Restated Revolving Credit Note in the original principal amount of $50.0 million (the “Note”) for the benefit of GECC as Lender, which amended, restated, combined and consolidated the Borrowers’ existing indebtedness under the Prior Loan Agreement.
     On the same date, and in connection with the Loan Agreement, the Company as Guarantor and GECC as Lender entered into the Ensign Guaranty (the “Ensign Guaranty” or a “Guaranty”), and the Company, the Guarantors and GECC as Lender entered into the Holding Company Guaranty (the “Holding Company Guaranty” or a “Guaranty”), in each case guaranteeing the full and prompt payment and performance of all the obligations of the Borrowers under the Loan Agreement. Each Guaranty contains covenants that (i) neither the Company nor the Guarantors shall transfer the right to operate or control any of the Company’s facilities, (ii) the Company and the Guarantors shall own, directly or indirectly, 100% of the ownership interests of the Borrower; (iii) the Company and the Guarantors shall not permit their Net Worth (as defined in each Guaranty) to be less than the Minimum Net Worth (as defined in each Guaranty).
     During the continuance of an event of default under the Loan Agreement, GECC would have the right to terminate the Loan Agreement and declare all amounts owed by the Borrowers, and guaranteed by the Company and the Guarantors, under the Loan Agreement to be immediately due and payable.
     The foregoing description of the Loan Agreement, the Note, the Ensign Guaranty and the Holding Company Guaranty does not purport to be complete and is qualified in its entirety by reference to such agreements and instruments, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.
     From time to time, GECC and/or its affiliates provide financial services to the Company and its subsidiaries, including as Lender to the Company under that certain Third Amended and Restated Loan Agreement, dated as of December 29, 2006, which is secured by various deeds of trust.
Item 1.02. Termination of a Material Definitive Agreement.
     The disclosure set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
     On February 25, 2008, the Company issued a press release entitled “The Ensign Group Establishes $50 Million Credit Facility with GE Healthcare Financial Services”, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Loan and Security Agreement, dated February 21, 2008, by and among The Ensign Group, Inc., certain of its subsidiaries as either Borrowers or Guarantors and General Electric Capital Corporation as Lender.

10.2	Amended and Restated Revolving Credit Note, dated February 21, 2008, by certain subsidiaries of The Ensign Group, Inc. as Borrowers for the benefit of General Electric Capital Corporation as Lender.

10.3	Ensign Guaranty, dated February 21, 2008, between The Ensign Group, Inc. as Guarantor and General Electric Capital Corporation as Lender.

10.4	Holding Company Guaranty, dated February 21, 2008, by and among The Ensign Group, Inc. and certain of its subsidiaries as Guarantors and General Electric Capital Corporation as Lender.

99.1	Press release dated February 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2008	THE ENSIGN GROUP, INC.
	By:	/s/ Alan J. Norman
Alan J. Norman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amended and Restated Loan and Security Agreement, dated February 21, 2008, by and among The Ensign Group, Inc., certain of its subsidiaries as either Borrowers or Guarantors and General Electric Capital Corporation as Lender.

10.2	Amended and Restated Revolving Credit Note, dated February 21, 2008, by certain subsidiaries of The Ensign Group, Inc. as Borrowers for the benefit of General Electric Capital Corporation as Lender.

10.3	Ensign Guaranty, dated February 21, 2008, between The Ensign Group, Inc. as Guarantor and General Electric Capital Corporation as Lender.

10.4	Holding Company Guaranty, dated February 21, 2008, by and among The Ensign Group, Inc. and certain of its subsidiaries as Guarantors and General Electric Capital Corporation as Lender.

99.1	Press release dated February 25, 2008.